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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-44532) of our report dated February 9, 2000 relating to the financial statements, which appears in the Nabors Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.



                                          /s/  PricewaterhouseCoopers LLP



                                          PricewaterhouseCoopers LLP



Houston, Texas


September 5, 2000